SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

Date of Report (Date of earliest event reported) June 13, 1997
(June 2, 1997)

                         Wellsford Real Properties, Inc.

             (Exact name of registrant as specified in its charter)

      1-12917                                           13-3926898
------------------------             -----------------------------------
(Commission File Number)             (IRS Employer Identification No.)

                                    Maryland
----------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

                   610 Fifth Avenue, New York, New York 10020
----------------------------------------------------------------
                     (Address of principal executive offices)
                                   (Zip Code)

                                 (212) 333-2300
-----------------------------------------------------------------
              (Registrant's telephone number, including area code)
                                                     Total Pages 2

Item 1.        Changes in Control of Registrant

                See "Item 5.   Other Events", below.


Item 5.        Other Events

Wellsford Real Properties, Inc. (the "Company") was formed on January 8, 1997 as a corporate subsidiary of Wellsford Residential Property Trust ("Wellsford"). On May 30, 1997, Wellsford merged with Equity Residential Properties Trust. Immediately prior to the merger, Wellsford contributed certain of its assets to the Company and the Company assumed certain liabilities of Wellsford. Immediately after the contribution of assets to the Company and immediately prior to the merger, Wellsford distributed to its common shareholders all the outstanding shares of the Company owned by Wellsford (the "Spin-off"). The common shareholders of Wellsford received 0.25 common share of the Company for each common share of Wellsford owned. Upon consummation of the Spin-off, the Company had issued and outstanding approximately 4,572,043 shares of common stock and 339,806 shares of Class A common stock.

On June 2, 1997, the Company sold 12,000,000 shares of common stock in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, under Regulation D thereof, to 58 investors at $10.30 per share, the Company's then book value per share. The shares were sold primarily to institutional investors. The proceeds of the private placement of approximately $123.6 million are intended to be applied (a) approximately $53 million to repay the Company's credit facility and other debt, (b) $5 million to purchase a debt security, (c) approximately $19 million to renovations and tenant fit-out for office properties and (d) approximately $46.6 million for additional investments and working capital, including offering expenses. The Company has agreed to file a shelf registration statement with respect to the shares sold in the private placement with the Securities and Exchange Commission within 60 days after such sale and to use its reasonable best efforts to cause such registration statement to be declared effective within 120 days after such sale. The sale of 12,000,000 common shares in the private placement may be deemed to have resulted in a change in control of the Company.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized .

                                        Wellsford Real Properties, Inc.
                                        -------------------------------
                                               (Registrant)

                                        By:

Date:  June 13, 1997                    /s/ Gregory F. Hughes
		                       --------------------------------
					Gregory F. Hughes
                                        Chief Financial Officer